Exhibit 10.2

PURCHASE AGREEMENT

(15 BOEING 717-200 AIRCRAFT)

THIS PURCHASE AGREEMENT (15 Boeing 717-200 Aircraft) (this “Agreement”) is entered into as of the 27 day of June, 2011, among WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, not in its individual capacity (in such individual capacity, “WF”), but solely as owner trustee (in such capacity, “Seller”) of trusts beneficially owned by BCC Equipment Leasing Corporation and MDFC Spring Company (each an “Owner Participant”), WF, each Owner Participant, and HAWAIIAN AIRLINES, INC., a Delaware corporation (“Purchaser”).

WHEREAS, Seller is owner of each of the Aircraft (as hereinafter defined); and

WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, all of Seller’s right, title and interest in and to each of the Aircraft and all related documents and agreements.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, WF, each Owner Participant, Seller and Purchaser agree as follows:

Section 1.              Definitions.  In this Agreement, unless the contrary intention is stated, a reference to: (i) words importing the plural shall include the singular and vice versa; and (ii) any document shall include that document as amended, novated, assigned, or supplemented.

“Acceptance Certificate” shall mean a “Certificate of Acceptance” for each Aircraft in the form attached hereto as Exhibit C.

“Agreement” shall have the meaning set forth in the preamble.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interests of such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“After-Tax” in the context of determining the amount of a payment to be made on such After-Tax basis, shall mean the payment of an amount which, after subtraction of the net increase, if any, in U.S. federal income tax liability at the highest marginal tax rate of Internal Revenue Code Section 11 arising or any tax liability arising under the laws of any taxing authority or government body of any other country incurred by the Seller Indemnitee or Purchaser Indemnitee to whom the payment is made as a result of the receipt or accrual of such payment, shall equal the amount that would have been payable if no net increase in such tax liability had been incurred.

“Aircraft” shall mean, collectively, the 15 Airframes and the Engines associated with each Airframe, as more fully described on Exhibit A hereto, together with all related manufacturer’s warranties, manuals and technical records.

“Airframe” shall mean each of the Boeing 717-200 airframes as more fully described on Exhibit A hereto.

“Allocable Purchase Price” shall mean, with respect to any Aircraft, an amount equal to the pro rata portion of the Purchase Price allocable to such Aircraft.

“Amendments to 767 Leases” shall mean, collectively, (i) that certain Amendment No. 5 to Lease Agreement (33466) and Related Amendments, dated as of June 27, 2011, (ii) that certain Amendment No. 5 to Lease Agreement (33467) and Related Amendments, dated as of June 27, 2011, and (iii) that certain Amendment No. 5 to Lease Agreement (33468) and Related Amendments, dated as of June 27, 2011.

“Business Day” shall mean any day except a Saturday, Sunday, or other day on which banks in Honolulu, Hawaii, Chicago, Illinois, and New York, New York are authorized by law to close.

“Cape Town Convention” shall mean the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa.

“Cash Payment” shall mean [**], allocated pro rata to each Aircraft.

“Closing” shall mean any of the Initial Closing or the Subsequent Closings, as applicable.

“Closing Date” shall mean any of the Initial Closing Date or the applicable Subsequent Closing Date, as applicable.

“Closing Location” shall mean such location(s) as is agreed in writing between Seller and Purchaser for the Closing of each of the Aircraft, Airframes and Engines, as the case may be.

“Engine” shall mean each of the engines as more fully described on Exhibit A hereto.

“Event of Default” shall have the meaning set forth in the applicable Existing Lease.

“Existing 767 Leases” shall mean, collectively, (i) that certain Lease Agreement (33466) (originally shown as 33426), dated as of September 20, 2001, as the same has been amended, modified, and supplemented from time to time, (ii) that certain Lease Agreement (33467) (originally shown as 33427), dated as of September 20, 2001, as the same has been amended, modified, and supplemented from time to time, and (iii) that certain Lease Agreement (33468) (originally shown as 33428), dated as of September 20, 2001, as the same has been amended, modified, and supplemented from time to time.

“Existing Leases” shall mean those certain leases between Seller and each applicable Owner Participant related to the Aircraft.

“FAA” shall mean the Federal Aviation Administration and any person or Government Entity succeeding to the functions of any of the foregoing.

“FAA Bill of Sale” shall mean the FAA form bill of sale (AC Form 8050-2) for each of the Aircraft executed and delivered by Seller in favor of Purchaser as of the Closing Date.

“FAA Counsel” shall mean McAfee & Taft.

“FAA Registration Application” shall mean the application to register each of the Aircraft with the FAA.

“Facility Documents” means, with respect to any Aircraft, (i) the Facility Agreement dated on or before the applicable Closing Date for such Aircraft between Lender, as loan participant and Purchaser, as borrower, (ii) the Mortgage and Security Agreement dated as of the applicable Closing Date for such Aircraft between Purchaser, as borrower and Lender, as mortgagee, and (iii) all other agreements, instruments, certificates and other documents reasonably requested by Lender prior to Closing to effect the transactions contemplated by the documents described in clauses (i) or (ii) of this definition.

“Government Entity” shall mean any:  (i) national, federal, state or local government, or any board, commission, bureau, department, division, instrumentality, court, agency, regulatory authority, taxing authority or political subdivision thereof; and (ii) association, organization or institution of which any entity referred to in clause (i) is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant.

“Incipient Total Loss” means any event or condition that with the giving of notice or the lapse of time or both would become a Total Loss.

“Initial Closing” means, collectively, the closings of the purchases pursuant to this Agreement on the Initial Closing Date.

“Initial Closing Date” shall have the meaning ascribed to such term in Section 4 hereof.

“International Registry” shall have the meaning given to such term in the Cape Town Convention.

“Lease Payments” means, with respect to any Aircraft, an amount equal to the pro rata portion of the sum of the Maintenance Reserves and the Security Deposits allocable to such Aircraft.

“Lease Termination Agreement” shall have the meaning set forth in Section 9.09.

“Lender” shall mean Boeing Capital Loan Corporation.

“Lien” shall mean any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

“Maintenance Reserves” shall mean the aggregate maintenance reserves held by Seller under all Existing Leases and as set forth on Schedule 1 hereto.

“Net Allocable Purchase Price” shall mean, with respect to any Aircraft, an amount equal to the Allocable Purchase Price for such Aircraft, less the Lease Payments and Cash Payment applicable to such Aircraft.

“New 717 Leases” shall mean the lease agreements relating to three Boeing model 717 Aircraft bearing serial numbers 55181, 55175 and 55184, respectively, to be entered into between Purchaser, as lessee, and Wells Fargo National Bank Northwest, National Association, not in its individual capacity but solely as owner trustee of trusts beneficially owned by BCC Equipment Leasing Corporation, as lessor.

“Owner Participant” shall have the meaning set forth in the preamble.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Entity or other entity of whatever nature.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Indemnitees” shall have the meaning set forth in Section 23.02 hereof.

“Purchase Price” shall mean [**], allocated pro rata to each Aircraft.

“Sales Tax” shall have the meaning set forth in Section 4 hereof.

“Security Deposits” shall mean the aggregate amount of security deposits held by Seller under all Existing Leases and as set forth on Schedule 1 hereto.

“Seller” shall have the meaning set forth in the preamble.

“Seller Indemnitees” shall have the meaning set forth in Section 23.01 hereof.

“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 4 hereof.

“Subsequent Closing” shall have the meaning ascribed to such term in Section 4 hereof.

“Total Loss” with respect to any Aircraft, shall have the meaning set forth in the applicable Existing Lease.

“Warranty Bill of Sale” shall mean the warranty bill of sale for each Aircraft, substantially in the form of Exhibit B hereto.

“WF” shall have the meaning set forth in the preamble.

Section 2.              Sale and Purchase of the Aircraft.  Subject to Section 4 hereof, at the Closing of each Aircraft, subject to the terms and conditions set forth herein, (i) Seller shall sell to Purchaser the applicable Aircraft, and assign, transfer and convey to Purchaser all of Seller’s right, title and interest relating thereto with respect to the period from and after the Closing, free and clear of all Liens arising by, through or under Seller or the applicable Owner Participant or any Person claiming by or through either of such Persons and (ii) Purchaser shall purchase the applicable Aircraft from Seller, and assume Seller’s right, title, and interest thereto with respect to the period from and after the Closing, for the consideration provided in Section 3.  To evidence the sale of each Aircraft, Seller shall execute and deliver at the Closing of the applicable Aircraft, the Warranty Bill of Sale and the FAA Bill of Sale for such Aircraft.

Section 3.              Consideration for the Sale.  At each Closing, in consideration for the sale of each of the applicable Aircraft as contemplated in Section 2 (subject to the satisfaction or written waiver by the Purchaser of the conditions precedent set forth in Section 9 hereof), Purchaser shall, (a) pay to Seller the allocable portion of the Cash Payment for such Aircraft and (b) borrow under the applicable Facility Documents the Net Allocable Purchase Price for such Aircraft and cause such Net Allocable Purchase Price to be funded directly to Seller, in each case by wire transfer of immediately available funds to the following account of Seller:

JP Morgan Chase
ABA:  [**]
A/C:   Boeing Capital Loan Corporation
Acct#:  [**]
SWIFT:  [**]
Ref:  Hawaiian Airlines 717 Sale

Section 4.              Closing.  Each Closing shall take place at a mutually agreeable location at such time and place as Seller and Purchaser shall mutually agree.  The closing of the purchase and sale of each Aircraft shall take place as soon as possible after substantial satisfaction of all of the conditions set forth in Sections 9 and 10 (the date of the first closing, the “Initial Closing Date”).  Following the Initial Closing Date, Seller and Purchaser shall use their best efforts to consummate the closing with respect to the remaining Aircraft as soon as reasonably practicable (each, a “Subsequent Closing” and the date of the Subsequent Closing, a “Subsequent Closing Date”); provided, however that no Subsequent Closing shall occur later than June 30, 2011 unless otherwise agreed by Seller and Purchaser.  Immediately upon the Closing of the applicable Aircraft, and subject to the terms and conditions contained herein, Seller shall be deemed to have delivered the applicable Aircraft to Purchaser, free and clear of all Liens arising by, through or under Seller or the applicable Owner Participant or any Person claiming by or through either of such Persons, and Purchaser shall be deemed to have taken delivery of and accepted the applicable Aircraft from Seller without any further action on the part of Seller or Purchaser.

4.01         On the Closing Date for each applicable Aircraft, Purchaser shall notify Seller of the Closing Location for such Aircraft and Closing for such Aircraft shall take place while such Aircraft is located at such Closing Location.  Seller irrevocably agrees that it shall at that time execute and deliver to Purchaser the applicable Warranty Bill of Sale and FAA Bill of Sale.  Purchaser irrevocably agrees that it shall, at each Closing, be obligated to pay the Allocable Purchase Price with respect to such Aircraft, as more particularly contemplated by Section 3 above.

4.02         Upon each Closing, Purchaser shall execute and deliver to Seller the Acceptance Certificate for the applicable Aircraft.

4.03         The risk of loss of, or damage to, the applicable Aircraft shall pass from Seller to Purchaser at Closing of such Aircraft; provided, that it is understood and agreed that no provision of this Section 4.03 shall alter any allocation of risk of loss or any indemnification provisions pursuant to the applicable Existing Lease prior to the termination thereof.

4.04         At each Closing, the applicable Aircraft shall be “AS IS” and “WHERE IS”, and SUBJECT TO EACH DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET OUT IN SECTION 11, but without limiting any representation, warranty or covenant of Seller expressly set forth herein or the Warranty Bill of Sale or the FAA Bill of Sale or in any certificate delivered pursuant to this Agreement.  Subject to the satisfaction of the conditions precedent referred to in Section 9 and the other provisions of this Agreement (including Section 4.05), Purchaser shall unconditionally accept of the applicable Aircraft in the condition in which it exists at Closing without regard to the condition of such Aircraft at such time.  Execution and delivery by Purchaser of an Acceptance Certificate shall constitute an acknowledgement by Purchaser for the purposes of this Agreement, that each applicable Aircraft is in every respect satisfactory to Purchaser; provided, that the foregoing is not intended nor shall the same be construed as a waiver by Purchaser of any claim that it may have against Seller for breach of any representation, warranty or covenant expressly contained in this Agreement or in the Warranty Bill of Sale or the FAA Bill of Sale.

4.05         If any Aircraft shall have suffered a Total Loss or an Incipient Total Loss prior to the Closing Date, then Seller shall have no obligation to effect the Closing with respect to such Aircraft and Purchaser shall not have any obligation to accept such Aircraft, and both Seller and Purchaser shall each have the right to terminate this Agreement with respect to such Aircraft by providing advance written notice to the other parties hereto at any time after such Total Loss or Incipient Total Loss of such Aircraft.

4.06         If prior to Closing for any Aircraft, such Aircraft (or any component thereof) suffers damage not constituting a Total Loss or Incipient Total Loss, Purchaser shall promptly notify Seller in writing and Seller shall, on and effective as of the Closing, assign the hull insurance proceeds, if any, related to such damage to Purchaser and Purchaser and Seller shall consummate the sale of such Aircraft as contemplated by this Agreement regardless of the condition of the Aircraft (or component thereof).

4.07         Notwithstanding anything in this Agreement to the contrary, if the Closing has not occurred on or before June 30, 2011 with respect to any Aircraft, the parties agree to work together in a commercially reasonable to manner to effect such Closing as soon as practicable following such date.

Section 5.              Representations and Warranties of Seller.  Seller represents and warrants to Purchaser, as of the date hereof and as of the applicable Closing, as follows:

5.01         Corporate Existence, Power and Authority.  Seller is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the requisite power and authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

5.02         Authorization.  The execution and delivery by Seller of this Agreement, and the performance by Seller hereunder and thereunder, have been duly authorized by all requisite action and proceedings of Seller.  This Agreement has been duly executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as their enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

5.03         No Conflict.  Neither the execution and delivery of this Agreement, nor the performance by Seller hereunder or thereunder, will contravene any United States federal or state law or any order of any court or governmental authority or agency applicable to or binding on the Seller or contravene in any material manner, or result in any material breach of or constitute a material default under, its formation documents or limited liability company operating agreement or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected.

5.04         Consents and Notices.  The execution, delivery and performance by Seller of, and the consummation of the transactions contemplated by, this Agreement does not require any notice to or approval or consent of any holder of any indebtedness or obligation of Seller, or any other person, or any notice to or filing or recording with, or any consent or approval of, any governmental body (other than as expressly provided herein or as required by applicable law).

5.05         Legal Proceedings.  There are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened, against Seller before any court, arbitrator, administrative or governmental body that, if adversely determined, would materially hinder or prevent Seller’s ability to carry out the transactions contemplated by this Agreement or affect the right, title or interest of Seller in any of the Aircraft, and, to Seller’s knowledge, there is no basis for any such suits or proceedings.

5.06         Ownership.  Seller is the sole legal owner of each of the Aircraft.  Each of the Aircraft is free and clear of all Liens arising by, through or under Seller, other than the Existing Leases.

5.07         Tax Liens.  Without limiting the provisions of Section 5.06 hereof, there are no Liens on any of the Aircraft in respect of taxes arising by or through the Seller on the date hereof.

5.08         Remarketing Agreements.  Neither any of the Aircraft nor the Seller’s rights in any of the Aircraft is subject to any remarketing, residual sharing or similar agreement which would be binding or enforceable against the Purchaser, any of the Aircraft, or against the proceeds of any sale, leasing or other disposition of any thereof.

Where used in this Section 5, the phrase “to Seller’s knowledge” means the awareness of any facts or other information by (i) a vice president or more senior officer of Seller or any Affiliate thereof, or (ii) an employee of either, (A) charged with reporting responsibility within such entity regarding such facts or information for the transactions contemplated by this Agreement or (B) charged with having responsibility within such entity for the transactions contemplated by this Agreement.

Section 6.              Representations and Warranties of Owner Participant.  Each Owner Participant represents and warrants to Purchaser, as of the date hereof and the applicable Owner Participant represents and warrants to Purchaser, as of the applicable Closing, as follows:

6.01         Corporate Existence, Power and Authority.  Owner Participant is a company duly incorporated and validly existing in good standing under the laws of Delaware and has the requisite power and authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby.

6.02         Authorization.  The execution and delivery by Owner Participant of this Agreement, and the performance by Owner Participant hereunder and thereunder, have been duly authorized by all requisite action and proceedings of Owner Participant.  This Agreement has been duly executed and delivered by Owner Participant, and this Agreement is the legal, valid and binding obligation of Owner Participant, enforceable against Owner Participant in accordance with its terms, except as their enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

6.03         No Conflict.  Neither the execution and delivery of this Agreement, nor the performance by Owner Participant hereunder or thereunder, will contravene any United States federal or state law or any order of any court or governmental authority or agency applicable to or binding on the Owner Participant or contravene in any material manner, or result in any material breach of or constitute a material default under, its formation documents or limited liability company operating agreement or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected.

6.04         Consents and Notices.  The execution, delivery and performance by Owner Participant of, and the consummation of the transactions contemplated by, this Agreement does not require any notice to or approval or consent of any holder of any indebtedness or obligation of Owner Participant, or any other person, or any notice to or filing or recording with, or any consent or approval of, any governmental body (other than as expressly provided herein or as required by applicable law).

6.05         Legal Proceedings.  There are no actions, suits or proceedings pending, or to Owner Participant’s knowledge, threatened, against Owner Participant before any court, arbitrator, administrative or governmental body that, if adversely determined, would materially hinder or prevent Owner Participant’s ability to carry out the transactions contemplated by this Agreement or affect the right, title or interest of Owner Participant in any of the Aircraft, and, to Owner Participant’s knowledge, there is no basis for any such suits or proceedings.

6.06         Ownership.  Owner Participant is the beneficial owner of each applicable Aircraft.  Each of the Aircraft is free and clear of all Liens arising by, through or under Owner Participant, except for the Existing Leases.

6.07         Tax Liens.  Without limiting the provisions of Section 6.06 hereof, there are no Liens on any of the Aircraft in respect of taxes arising by or through the Owner Participant on the date hereof.

6.08         Remarketing Agreements.  Neither any of the Aircraft nor the Owner Participant’s rights in any of the Aircraft is subject to any remarketing, residual sharing or similar agreement which would be binding or enforceable against the Purchaser, any of the Aircraft, or against the proceeds of any sale, leasing or other disposition of any thereof.

Where used in this Section 6, the phrase “to Owner Participant’s knowledge” means the awareness of any facts or other information by (i) a vice president or more senior officer of Owner Participant or any Affiliate thereof, or (ii) an employee of either, (A) charged with reporting responsibility within such entity regarding such facts or information for the transactions contemplated by this Agreement or (B) charged with having responsibility within such entity for the transactions contemplated by this Agreement.

Section 7.              Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller and each Owner Participant, as of the date hereof and as of the applicable Closing, as follows:

7.01         Corporate Existence, Power and Authority.  Purchaser is a company duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the requisite power and authority and legal right to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby.

7.02         Authorization.  The execution and delivery by Purchaser of this Agreement and the performance by Purchaser hereunder and thereunder have been duly authorized by all requisite action and proceedings of Purchaser.  This Agreement has been duly executed and delivered by Purchaser, and this Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as their enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

7.03         No Conflict.  Neither the execution and delivery of this Agreement nor the performance by Purchaser hereunder will contravene any United States Federal or state law or any order of any court or governmental authority or agency applicable to or binding on the Purchaser, or contravene in any material way or result in any material breach of or constitute any material default under, its articles of association or by-laws, any indenture, mortgage, contract or any agreement or instrument to which the Purchaser is a party or by which it or its properties may be bound or affected.

7.04         Consents.  The execution, delivery and performance by Purchaser of this Agreement does not require any approval or consent of any trustee or any holder of any indebtedness or obligation of Purchaser or any filing or recording with, or any consent or approval of, any governmental body (other than as expressly provided herein or as required by applicable law).

7.05         Legal Proceedings.  There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened, against Purchaser before any court, arbitrator, administrative or governmental body that, if adversely determined, would materially hinder or prevent Purchaser’s ability to carry out the transactions contemplated by this Agreement and, to Purchaser’s knowledge, there is no basis for any such suits or proceedings.

7.06         Informed Decision.  Purchaser (i) is a sophisticated entity with respect to the purchase of each of the Aircraft, (ii) is able to bear the economic risk associated with the purchase of each of the Aircraft, (iii)  has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (iv) has independently and without reliance upon Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon Seller’s express representations, warranties, covenants, agreements and indemnities in this Agreement.  Purchaser acknowledges that Seller has not given Purchaser any investment advice, credit information or opinion on whether the purchase of each of the Aircraft is prudent.

7.07         No Event of Default.  There has been no Event of Default under the Existing Lease with respect to the applicable Aircraft.

7.08         No Total Loss or Incipient Total Loss.  There has been no Total Loss or Incipient Total Loss with respect to the applicable Aircraft.

Where used in this Section 7, the phrase “to Purchaser’s knowledge” means the awareness of any facts or other information by (i) a vice president or more senior officer of Purchaser or any Affiliate thereof, or (ii) an employee of either, (A) charged with reporting responsibility within such entity regarding such facts or information for the transactions contemplated by this Agreement or (B) charged with having responsibility within such entity for the transactions contemplated by this Agreement.

Section 8.              Covenants.

8.01         Closing.  Each of the parties shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the applicable Closing.

8.02         Filings; Registrations.  Seller and Owner Participant shall assist Purchaser with respect to any filings or registrations with the FAA which Purchaser deems reasonably necessary or appropriate to note on the public records its interest in each of the Aircraft.

8.03         Cape Town Convention.  At the Closing, in accordance with the Cape Town Convention, Seller shall have consented to Purchaser’s registering with the International Registry the contract of sale over each Airframe and each Engine effected by the applicable Warranty Bill of Sale.

[**]

Section 9.              Conditions Precedent to the Obligation of Purchaser to Close.  The obligation of Purchaser to purchase the applicable Aircraft pursuant to this Agreement is subject to the fulfillment on or prior to the applicable Closing of the following conditions, any one or more of which may be waived by it in writing:

9.01         Representations, Warranties and Covenants.  The representations and warranties of Seller and each Owner Participant contained in this Agreement shall be true in all material respects on and as of the applicable Closing with the same force and effect as though made on and as of such Closing.  Seller and each Owner Participant shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller and each Owner Participant, as applicable, on or prior to the applicable Closing.

9.02         No Change in Applicable Law.  No change shall have occurred after the date of execution and delivery of this Agreement in applicable law or regulations or interpretations thereof by appropriate regulatory authorities which would, in the reasonable judgment of Purchaser, make it illegal for Purchaser to perform fully its obligations hereunder.

9.03         Delivery of Documents.  The following documents shall have been delivered to Purchaser:

(a)           this Agreement executed by Seller, Owner Participant, and WF; and

(b)           all other agreements, instruments, certificates and other documents reasonably requested by Purchaser prior to Closing to effect the transactions contemplated by this Agreement.

9.04         Notices; Consents.  All required consents, authorizations and approvals to the transfer of each of the Aircraft shall have been obtained and shall be in full force and effect.

9.05         No Litigation.  No action or proceedings shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated hereby.

9.06         Location.  The location of the Aircraft at the time of Closing shall be acceptable to Purchaser.

9.07         Liens.  Each of the Aircraft shall be free and clear of any Liens arising by, through or under Seller or the relevant Owner Participant or any Person claiming by or through either of such Person, provided that on the Closing Date for such Aircraft, Seller shall file with the FAA a Lease Termination Agreement with respect to the relevant Existing Lease.

9.08         No Total Loss.  No Total Loss with respect to such Aircraft shall have occurred.

9.09         Security Deposits; Maintenance Reserves.  On the applicable Closing Date with respect to such Aircraft, Seller shall apply the allocable Lease Payments against the Purchase Price thereof.

9.10         Termination of Existing Leases.  On the Closing Date with respect to such Aircraft, Seller and Purchaser shall enter into and record appropriate terminations (each a “Lease Termination Agreement”) of the corresponding Existing Lease for each of the Aircraft, and shall terminate all related documentation, including, without limitation, any participation agreements and tax indemnity agreements relating thereto.  In the event the Closing Date with respect to any Aircraft does not occur, the Existing Leases for such Aircraft shall be amended to reflect the pro rata allocation of the Maintenance Reserves and Security Deposits.

9.11         FAA Documents.  Each FAA Registration Application, each FAA Bill of Sale, and each Lease Termination Agreement with respect to the applicable Aircraft shall be positioned with FAA Counsel for filing and recordation with the FAA.

9.12         Opinion of FAA Counsel.  FAA Counsel to provide a legal opinion in respect of FAA and Cape Town Convention matters to Purchaser in a form satisfactory to Purchaser.

9.13         Loan.  Purchaser shall have drawn down and Lender shall have made available the Loan (as defined in the Facility Documents) under the applicable Facility Documents with respect to such Aircraft.

9.14         Lease Amendments.  Seller shall have executed and delivered to Purchaser the Amendments to 767 Leases, which amend the Existing 767 Leases, relating to revisions to the maintenance reserves under each of the Existing 767 Leases.

9.15         Copies of Manufacturer Warranties.  Seller shall have provided Purchaser with copies of all manufacturer warranties with respect to the Aircraft (other than those relating to the Aircraft that are listed as items 1 through 11 on Exhibit A).

Section 10.            Conditions Precedent to the Obligation of Seller to Close.  The obligation of Seller to sell the applicable Aircraft pursuant to this Agreement is subject to the fulfillment on or prior to the applicable Closing of the following conditions, any one or more of which may be waived by it in writing:

10.01       Representations, Warranties and Covenants.  The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of the Closing.  Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing.

10.02       No Change in Applicable Law.  No change shall have occurred after the date of execution and delivery of this Agreement in applicable law or regulations or interpretations thereof by appropriate regulatory authorities which, in the reasonable judgment of Seller, would make it illegal for Seller to perform fully its obligations hereunder.

10.03       Delivery of Funds and Documents.  The Net Allocable Purchase Price required by Section 3 shall have been paid to Seller in immediately available funds; and the following documents shall have been delivered to Seller:

(a)           this Agreement, executed by Purchaser, each Owner Participant and WF;

(b)           the applicable Acceptance Certificate, executed by Purchaser;

(c)           the applicable insurance certificate required pursuant to Section 23.04 hereof;

(d)           the applicable Facility Documents; and

(e)           all other agreements, instruments, certificates and other documents reasonably requested by Seller prior to Closing to effect the transactions contemplated by this Agreement.

10.04       No Litigation.  No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated hereby.

10.05       Consents.  All required consents, authorizations and approvals to the transfer of each of the Aircraft shall have been obtained and shall be in full force and effect and Seller shall have received evidence reasonably satisfactory to it of the same.

10.06       Location.  The location of the Aircraft at the time of Closing shall be acceptable to Seller and the applicable Owner Participant.

10.07       Execution of Leases.  Seller and Purchaser shall have executed the New 717 Leases on or before June 30, 2011.

Section 11.            DISCLAIMERS AND EXCLUSION OF LIABILITY

11.01       DISCLAIMERS OF WARRANTIES.  PURCHASER UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING EACH AIRCRAFT “AS IS’ AND “WHERE IS” AND THAT EXCEPT FOR THE WARRANTY OF GOOD, MARKETABLE TITLE TO THE APPLICABLE AIRCRAFT, FREE AND CLEAR OF ANY AND ALL LIENS ARISING BY, THROUGH OR UNDER SELLER OR THE APPLICABLE OWNER PARTICIPANT, THE APPLICABLE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAMES AND ANY ENGINE, APU, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, AND ANY OF THE TECHNICAL DOCUMENTS APPLICABLE TO SUCH AIRCRAFT, AND ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD AND PROVIDED HEREUNDER) ARE SOLD AND PROVIDED ON AN “AS IS” “WHERE IS” BASIS, WITH ALL FAULTS AND WITHOUT RECOURSE TO SELLER OR THE APPLICABLE OWNER

PARTICIPANT.  THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OBLIGATIONS AND LIABILITIES OF SELLER AND THE APPLICABLE OWNER PARTICIPANT HEREUNDER ARE EXPRESSLY IN LIEU OF, AND SELLER AND THE APPLICABLE OWNER PARTICIPANT WILL NOT BE DEEMED TO HAVE MADE, AND PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL RIGHTS AND REMEDIES IT MAY HAVE AGAINST SELLER OR THE APPLICABLE OWNER PARTICIPANT, WHETHER ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY LIABILITY IN TORT OR ARISING FROM NEGLIGENCE, STRICT LIABILITY OR FOR LOSS OR INTERRUPTION OF USE, PROFIT OR BUSINESS OR OTHER CONSEQUENTIAL INJURY, RELATING TO ANY AND ALL OTHER REPRESENTATIONS, WARRANTIES, DUTIES, OBLIGATIONS, LIABILITIES AND GUARANTEES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE APPLICABLE AIRCRAFT OR THE AIRWORTHINESS THEREOF (INCLUDING BUT NOT LIMITED TO THE AIRFRAMES AND ANY ENGINE, APU, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, AND ANY OF THE TECHNICAL DOCUMENTS AND OTHER DOCUMENTATION APPLICABLE TO SUCH AIRCRAFT, AND ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD AND PROVIDED HEREUNDER), OR THE VALUE, CONDITION, DESIGN, OPERATION, DURABILITY OR COMPLIANCE WITH SPECIFICATION OF SUCH AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAMES AND ANY ENGINE, APU, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, AND ANY OF THE AIRCRAFT DOCUMENTATION APPLICABLE TO SUCH AIRCRAFT, AND ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD AND PROVIDED HEREUNDER), INCLUDING, BUT NOT LIMITED TO:

(a)           ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES IT MAY HAVE AGAINST SELLER OR THE APPLICABLE OWNER PARTICIPANT RELATING TO ANY OF THE FOREGOING AND ARISING BY LAW OR OTHERWISE;

(b)           ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(c)           ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE ACTUAL OR IMPUTED NEGLIGENCE OF SELLER, THE APPLICABLE OWNER PARTICIPANT AND THEIR ASSIGNS; AND

(d)           ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT OR ANY OTHER TANGIBLE OR INTANGIBLE THING PROVIDED UNDER THIS AGREEMENT.

11.02       DISCLAIMERS OF PRIOR REPRESENTATIONS AND STATEMENTS.  ANY PRIOR REPRESENTATIONS OR STATEMENTS, WHETHER ORAL OR WRITTEN, MADE BY SELLER OR THE APPLICABLE OWNER PARTICIPANT (OR ANY AFFILIATE

THEREOF) AS TO THE CONDITION OR FITNESS OF ANY AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAMES AND ANY ENGINE, APU, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, AND ANY OF THE TECHNICAL DOCUMENTS APPLICABLE TO THE AIRCRAFT, AND ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD AND PROVIDED HEREUNDER), OR THEIR CAPABILITY OR CAPACITY, ARE SUPERSEDED HEREBY AND ANY SUCH REPRESENTATIONS OR STATEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT ARE HEREBY WITHDRAWN BY SELLER AND THE APPLICABLE OWNER PARTICIPANT (ON ITS OWN BEHALF AND ON BEHALF OF ANY OF ITS AFFILIATES WHICH MAY HAVE MADE ANY SUCH REPRESENTATION OR STATEMENT), SHALL NOT BE APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY AND ARE OF NO FURTHER FORCE AND EFFECT, AND PURCHASER ACKNOWLEDGES THAT WITH RESPECT TO THE APPLICABLE AIRCRAFT PURCHASER CONDUCTED ITS OWN INSPECTION AND THAT PURCHASER HAS NOT RELIED AND IS NOT RELYING ON ANY SUCH REPRESENTATION OR STATEMENT.

11.03       NEITHER SELLER NOR EITHER OWNER PARTICIPANT SHALL HAVE ANY OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO THE AIRCRAFT OR ANY OTHER TANGIBLE OR INTANGIBLE THING PROVIDED UNDER THIS AGREEMENT.

11.04       NOTHING IN THIS SECTION 11 SHALL BE DEEMED OR CONSTRUED TO MODIFY OR OTHERWISE AFFECT THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE BOEING COMPANY AS MANUFACTURER OR SELLER UNDER ANY AGREEMENT (AS THE SAME MAY BE AMENDED, ASSIGNED IN WHOLE OR IN PART OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE THEREWITH) WITH RESPECT TO THE APPLICABLE AIRCRAFT.

Section 12.            Survival of Representations, Warranties and Indemnities.  All representations and warranties made herein, and the indemnities set forth herein, shall survive the applicable Closing.

Section 13.            Further Assurances.  Seller, Purchaser, each Owner Participant, and WF each agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as the other party may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 14.            Expenses.  Purchaser shall be responsible for (i) all fees, charges and other amounts imposed in connection with the registration of the Purchaser’s interest in each of the Aircraft (including the Cape Town and FAA registrations contemplated by Sections 8.03 and 9.11 hereof), (ii) the fees and disbursements of FAA Counsel in connection with the consummation of the transactions contemplated hereby and (iii) all fees, costs and expenses of Seller’s and Owner Participant’s counsel, Vedder Price P.C., incurred in connection with the documentation and negotiation of the transactions contemplated by this Agreement.

Section 15.            Brokers’ Fees.  Seller, each Owner Participant and Purchaser each represents and warrants to the other that neither it nor any of its affiliates have incurred any obligation or liability, directly or indirectly, for brokerage or finders’ fees or agents’ commissions or like payment in connection with this Agreement or the transactions contemplated hereby, and hereby indemnifies and holds the other harmless therefor.

Section 16.            Publicity.  There shall be no press release or public announcement with respect to this Agreement and the transactions contemplated hereby which discloses the identity of the Seller, the Purchaser, each Owner Participant, or WF unless required by law.  If so required, Seller, Purchaser, each Owner Participant, and WF, as applicable, will consult with each other before issuing any such press release or public announcement.

Section 17.            Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) five days after the date on which it shall have been mailed by United States mail (by certified mail, postage prepaid, return receipt requested), or (c) in the case of notice by such a telecommunications device, when properly transmitted and immediately followed with delivery of a copy of such notice pursuant to the delivery methods described in clause (a) or (b) hereof, addressed to each party at the following address:

If to Seller or either Owner Participant, to:

Wells Fargo Bank Northwest
MAC:  U1228-120
299 South Main Street, 12th Floor
Salt Lake City, UT 84111
Attention:  Corporate Trust Services
Facsimile:  (801) 246-5053

and:

BCC Equipment Leasing Corporation
c/o Boeing Capital Corporation
500 Naches Avenue SW, MC 6Y1-02
Renton, WA 98057
Attention:  Legal Department
Facsimile:  (425) 965-4088

If to Purchaser:

Hawaiian Airlines, Inc.
3375 Koapaka Street. Suite G 350
Honolulu, Hawaii 96819
Attention:  Executive Vice President and Chief Financial Officer
Facsimile:  (808) 835-3699

with a copy to:

Attention:  Vice President and General Counsel
Facsimile:  (808) 835-3690

with a further copy to:

Akin Gump Strauss Hauer & Feld, LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
Attention:  Ronald W. Goldberg
Facsimile:  (310) 229-1001

Any party by notice given in accordance with this Section 17 to the other party may designate another address or person for receipt of notices hereunder.

Section 18.            Waivers and Amendments; Preservation of Remedies.  This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 19.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to principles of conflicts of law other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law.

Section 20.            Binding Effect; Assignment.  No party shall assign this Agreement to any other person without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.  This Agreement, each Warranty Bill of Sale, each FAA Bill of Sale, and each Acceptance Certificate and the certificates, schedules, annexes and other documents executed and delivered at the Closing in connection herewith are the complete agreement of the parties regarding the subject matter hereof and thereof and supersede all prior understandings (written or oral), communications and agreements.

Section 21.            Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 22.            Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of such provision and the remaining provisions of this Agreement shall be interpreted, to the maximum extent possible, so as to conform to the original intent of this Agreement.

Section 23.            Indemnities and Insurance.

23.01       Indemnification of Seller and Owner Participant.  Purchaser shall indemnify, defend, reimburse and hold Seller and each Owner Participant and their divisions, subsidiaries, Affiliates, the assignees of each, suppliers, subcontractors, and their respective officers, employees and agents (each, a “Seller Indemnitee”, and collectively with Seller, the “Seller Indemnitees”) harmless, on an After-Tax basis, from and against any and all Liabilities which may arise in any manner, out of or in relation to injury to or death of any person or loss or damage to any property of any third party which may result from or arise in any manner out of or be attributable to:  (i) the condition, ownership, purchase, leasing, possession, delivery, disposition use or operation of the applicable Aircraft either in the air or on the ground; or (ii) any defect in the applicable Aircraft arising from any maintenance, service, repair, overhaul or testing of such Aircraft, in each case, solely to the extent arising at or after Closing; provided that Purchaser’s obligations under this Section to Seller Indemnitees shall not extend to any Liabilities of a Seller Indemnitee to the extent caused by the gross negligence or willful misconduct of such Seller Indemnitees, or by any misrepresentation or breach of the obligations of such Seller Indemnitee under this Agreement.

23.02       Purchaser’s Insurance.  Purchaser shall carry or cause to be carried the insurance required by Annex D to the applicable Existing Lease, and otherwise comply with the requirements of Annex D (other than Sections B and C of such Annex D) to the applicable Existing Lease for the two (2) year period measured from the applicable Closing Date.

23.03       Insurance Certificates.  On or before the Closing, and from time to time, upon Seller’s reasonable request, Purchaser will provide an insurance certificate certifying that all insurance policies as required under this Section are in effect with respect to the applicable Aircraft.

Section 24.            Sales Tax.  Purchaser shall pay and shall indemnify, defend and hold harmless Seller and the applicable Owner Participant against, on an After-Tax basis, all gross receipts, sales, use, excise, transfer or similar taxes, if any, and any interest or penalties with respect thereto, imposed on the transfer of any of the Aircraft as contemplated herein (a “Sales Tax”) other than (i) any taxes imposed on the overall income, profits or gains of Seller or the applicable Owner Participant, (ii) any taxes imposed as a result of Seller’s or the applicable

Owner Participant’s failure to comply with this Agreement or nonperformance in relation to any applicable laws governing Seller’s or the applicable Owner Participant’s obligations hereunder and (iii) taxes arising a result of the gross negligence or willful misconduct of Seller or the applicable Owner Participant.  Purchaser (i) shall have the right to contest any such assessment or proposed assessment of any Sales Tax by appropriate judicial or administrative proceedings or both and Seller or the applicable Owner Participant agrees to take any action reasonably requested by Purchaser in connection with any such contest; and (ii) shall have the right to require Seller or the applicable Owner Participant to contest any such assessment or proposed assessment of any Sales Tax reportable on a tax return of Seller or the applicable Owner Participant by appropriate judicial or administrative proceedings or both (Purchaser being allowed a reasonable opportunity to consult with and participate in such contest).  Purchaser agrees to indemnify, reimburse and hold Seller or the applicable Owner Participant harmless from any costs or expenses in connection with any such contest, including reasonable attorneys’ fees and expenses.  If, after any such contest, Seller or the applicable Owner Participant shall nevertheless be required to pay any Sales Tax that it is being indemnified for by Purchaser, Purchaser, upon written notice from Seller or the applicable Owner Participant, shall pay to the appropriate taxing authorities the full amount thereof, including interest and penalties.  Nothing herein shall require any party to provide the other with any of its federal, state or local income tax returns.

The Seller shall use commercially reasonable efforts to cooperate with Purchaser to schedule each Closing so as to eliminate or minimize (including but not limited to as a result of the location of each Airframe or Engine, as the case may be, at such time of the Closing) any Sales Taxes incurred as a result of the conveyances contemplated by this Agreement.

Section 25.            Headings.  The headings contained in this Agreement are for convenience of reference only, and shall not affect in any way the meaning or interpretation of this Agreement.

Section 26.            Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) except as otherwise expressly set forth herein, this Agreement is executed and delivered by WF, not in its individual capacity but solely as owner trustee and (b) except as otherwise set forth herein, under no circumstances shall WF be personally liable for the breach or failure of any obligation made or undertaken by Seller under this Agreement.

Section 27.            Manufacturer Warranties.

(a)           The Seller shall extend and/or assign, as applicable, to the Purchaser, to the extent that it can do so and where the same are not extinguished by the sale of the Aircraft, and shall cooperate with Purchaser in assigning or obtaining the rights and benefits of (1) any warranties and indemnities of any manufacturer to which the Seller may be entitled on or prior to the Delivery Date with respect to the Aircraft, and (2) any warranties of or claims or causes of action against any maintenance provider with respect to the Aircraft.

(b)           The Seller also hereby grants to the Purchaser rights of subrogation relating to any claim which the Seller may have under such warranties, claims or causes of action concerning the Aircraft.

(c)           The Seller shall cooperate with Purchaser and shall execute and deliver appropriate instruments and take such other action as may be reasonably necessary to secure such rights and protection for the benefit of the Purchaser including using reasonable commercial efforts to cause the manufacturers referenced to in schedule (a) to consent to be assignments herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

HAWAIIAN AIRLINES, INC.

By:
Title:

By:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as owner trustee

By:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

By:
Title:

BCC EQUIPMENT LEASING CORPORATION

By:
Title:

MDFC SPRING COMPANY

By:
Title:

Signature Page to Purchase Agreement

EXHIBIT A

TO PURCHASE AGREEMENT

DESCRIPTION OF AIRCRAFT

1.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55121 and U.S Registration N475HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13218 and 13219, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

2.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55118 and U.S Registration N476HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13221 and 13279, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

3.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55122 and U.S Registration N477HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13241 and 13242, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

4.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55123 and U.S Registration N478HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13247 and 13248, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

5.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55124 and U.S Registration N479HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13280 and 13259, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

6.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55125 and U.S Registration N480HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13269 and 13261, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

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7.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55126 and U.S Registration N481HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13266 and 13267, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

8.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55128 and U.S Registration N483HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13392 and 13189, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

9.             One Boeing 717-200 aircraft bearing manufacturer’s serial number 55129 and U.S Registration N484HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13268 and 13281, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

10.           One Boeing 717-200 aircraft bearing manufacturer’s serial number 55130 and U.S Registration N485HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13300 and 13301, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

11.           One Boeing 717-200 aircraft bearing manufacturer’s serial number 55131 and U.S Registration N486HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13307 and 13308, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

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12.           One Boeing 717-200 aircraft bearing manufacturer’s serial number 55132 and U.S Registration N487HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13318 and 13320, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

13.           One Boeing 717-200 aircraft bearing manufacturer’s serial number 55001 and U.S Registration N488HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13217 and 13165, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

14.           One Boeing 717-200 aircraft bearing manufacturer’s serial number 55002 and U.S Registration N489HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13223 and 13174, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

15.           One Boeing 717-200 aircraft bearing manufacturer’s serial number 55151 and U.S Registration N490HA, including two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing manufacturer’s serial numbers 13175 and 13186, such airframe and engines shall include all installed and loose equipment on board plus spare seats, avionics, in-flight entertainment system, lavatory and galley equipment that is not common to existing inventory of the Purchaser, and all logs, manuals, drawings, and other technical documentation, together with all existing manufacturer’s warranties relating thereto.

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EXHIBIT B

TO PURCHASE AGREEMENT

FORM OF WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, not in its individual capacity (in such individual capacity, “WF”) but solely as owner trustee (in such capacity, “Seller”) of trusts beneficially owned by                                    (“Owner Participant”), WF, and Owner Participant, effective as of June [      ], 2011 (the “Effective Time”), in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell and assign to HAWAIIAN AIRLINES, INC., a corporation organized under the laws of Delaware (the “Purchaser”), all right, title and interest in and to one (1) The Boeing Company (described on the International Registry Manufacturer’s List as BOEING) model 717-200 airframe bearing manufacturer serial number [            ], together with two (2) Rolls Royce Deutschland Ltd & Co KG model BR700-715 (described on the International Registry Manufacturer’s List as ROLLS ROYCE model BR715) engines bearing serial numbers [            ] and [            ], any and all equipment, parts and accessories belonging to, installed in or appurtenant thereto; and all historical books, logs and records related to the maintenance and operation thereof, as more particularly described in the certain Purchase Agreement, dated June [    ], 2011 (the “Purchase Agreement”), among Seller, Owner Participant, and Purchaser (the “Aircraft”).  Capitalized terms used, but not defined, herein shall have the meanings assigned thereto under the Purchase Agreement.

TO HAVE AND TO HOLD the Aircraft unto the Purchaser, its successors and assigns, for its and their own use forever.

27.02       The Seller represents and warrants that on the date hereof it is authorized in all respects to transfer title to the Aircraft to the Purchaser, and that the Seller does hereby transfer to the Purchaser, good, legal and marketable title to the Aircraft, free and clear of any Liens arising by, through or under Seller; provided, that THE AIRCRAFT IS OTHERWISE TRANSFERRED “AS IS’ AND “WHERE IS” AND THAT EXCEPT FOR THE WARRANTY OF GOOD, MARKETABLE TITLE TO THE AIRCRAFT, FREE AND CLEAR OF ANY AND ALL LIENS ARISING BY, THROUGH OR UNDER SELLER, THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME AND ANY ENGINE, APU, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, AND ANY OF THE TECHNICAL DOCUMENTS APPLICABLE TO THE AIRCRAFT, AND ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD AND PROVIDED HEREUNDER) ARE SOLD AND PROVIDED ON AN “AS IS” “WHERE IS” BASIS, WITH ALL FAULTS AND WITHOUT RECOURSE TO SELLER.  THE WARRANTIES

(1) Described more specifically in the FAA Type Certificate Data Fiche as BR700-715A1-30 or BR700-715C1-30

1

EXPRESSLY SET FORTH HEREIN AND THE OBLIGATIONS AND LIABILITIES OF SELLER HEREUNDER ARE EXPRESSLY IN LIEU OF, AND SELLER WILL NOT BE DEEMED TO HAVE MADE, AND PURCHASER, BY ITS ACCEPTANCE OF THIS WARRANTY BILL OF SALE, WAIVES, RELEASES AND RENOUNCES ANY AND ALL RIGHTS AND REMEDIES IT MAY HAVE AGAINST SELLER, WHETHER ARISING BY LAW OR OTHERWISE, RELATING TO ANY AND ALL OTHER REPRESENTATIONS, WARRANTIES, DUTIES, OBLIGATIONS, LIABILITIES AND GUARANTEES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE AIRCRAFT OR THE AIRWORTHINESS THEREOF (INCLUDING BUT NOT LIMITED TO THE AIRFRAMES AND ANY ENGINE, APU, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, AND ANY OF THE TECHNICAL DOCUMENTS AND OTHER DOCUMENTATION APPLICABLE TO THE AIRCRAFT, AND ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD AND PROVIDED HEREUNDER), OR THE VALUE, CONDITION, DESIGN, OPERATION, DURABILITY OR COMPLIANCE WITH SPECIFICATION OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME AND ANY ENGINE, APU, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, AND ANY OF THE AIRCRAFT DOCUMENTATION APPLICABLE TO THE AIRCRAFT, AND ANY OTHER EQUIPMENT, PART, DATA OR INFORMATION SOLD AND PROVIDED HEREUNDER), INCLUDING, BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;  (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE ACTUAL OR IMPUTED NEGLIGENCE OF SELLER AND ITS ASSIGNS; AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT OR ANY OTHER TANGIBLE OR INTANGIBLE THING PROVIDED UNDER HEREUNDER and is subject to each and every disclaimer contained in of the Purchase Agreement.  Seller shall defend such title against all claims and demands whatsoever and forever.

This instrument shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Warranty Bill of Sale to be executed and delivered as of the Effective Time set forth above.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Owner Trustee as Seller

By:
Title:

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EXHIBIT C

TO PURCHASE AGREEMENT

FORM OF CERTIFICATE OF ACCEPTANCE

HAWAIIAN AIRLINES, INC. (the “Purchaser”) hereby accepts the transfer to it by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (in such capacity, “WF”) but solely as owner trustee (in such capacity, “Seller”) of trusts beneficially owned by                                                                    (“Owner Participant”), WF, and Owner Participant at       :           .m. (New York time) on this              day of                             , 2011 at the location(s) indicated on Schedule 1, of one (1) Boeing model 717-200 airframe bearing manufacturer serial number [            ], together with two (2) Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines bearing serial numbers [            ] and [            ], any and all equipment, parts and accessories belonging to, installed in or appurtenant thereto, and all historical books, logs and records related to the maintenance and operation thereof, as more particularly described in the certain Purchase Agreement, dated June [    ], 2011 (the “Purchase Agreement”), among Seller, Owner Participant and Purchaser (the “Aircraft”).

The Purchaser irrevocably accepts the Aircraft from the Seller.

[Signature page follows.]

(1) Described more specifically in the FAA Type Certificate Data Fiche as BR700-715A1-30 or BR700-715C1-30

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PURCHASER:	HAWAIIAN AIRLINES, INC.

By:
Title:

By:
Title:

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Schedule 1 to Certificate of Acceptance

Acceptance by the Purchaser occurred at the date and time first set forth above while the Airframe and Engines were located at the following locations:

Airframe (           ):

Engine (           ):

Engine (           ):

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SCHEDULE 1

TO PURCHASE AGREEMENT

MAINTENANCE RESERVES AND SECURITY DEPOSITS

Aggregate Maintenance Reserves for all Existing Leases:	[**]

Aggregate Security Deposits for all Existing Leases:	[**]

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APPENDIX X

DEFINITIONS AND RULES OF USAGE

(a)           Unless a contrary indication appears, a reference in this Agreement to:

(i)            the “agreed form” of any Operative Document means the form of such Operative Document which on the date hereof has been agreed by the Borrower and the Mortgagee (acting on the instructions of the Loan Participants);

(ii)           any “applicable law” means (a) applicable laws, statutes, decrees, decree laws, acts, codes, regulations, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, unless the context otherwise requires, any instrument passed in substitution therefor or for the purposes of consolidation thereof with any other instrument or instruments, in each case, unless the context otherwise requires, as amended, modified, varied or supplemented from time to time, (b) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time and (c) applicable orders, guidelines, notices, guidance, rules and regulations of any state or government or any government entity, in each case having the force of law;

(iii)          any person includes its and any subsequent successors in title, permitted assigns and permitted transferees;

(iv)          “assets” includes present and future properties, revenues and rights of every description;

(v)           “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)          an “Operative Document” or any other agreement or instrument is a reference to that Operative Document or other agreement or instrument as amended, supplemented or novated in accordance with the terms thereof and of this Agreement or any other Operative Document, together with all exhibits, schedules and other attachments thereto;

(vii)         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self regulatory or other authority or organization;

(viii)        a reference to a “third party” is a reference to any person other than a Party;

(ix)           a reference to a “Schedule” is a reference to such Schedule as it may be amended from time to time in accordance herewith;

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(x)            unless the context shall otherwise require, a provision of law is a reference to that provision as amended or re enacted; and

(xi)           a time of day is, unless stated otherwise, a reference to New York time.

(b)           Section and Schedule headings are for ease of reference only.

(c)           Unless a contrary indication appears, a term used in any other Operative Document or in any notice given under or in connection with any Operative Document has the same meaning in that Operative Document or notice as in this Agreement.

(d)           “$” and “dollars” denote the lawful currency of the United States of America.

DEFINED TERMS

“Additional Parts” has the meaning set forth in Section 4.03 of the Mortgage.

“Additional Insured(s)” is defined in Paragraph D(i) of Schedule 1 to the Mortgage.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or under common control with, such Person.  The term “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“After-Tax Basis” means, with respect to any payment to be received (actually or constructively) by a Person, the amount of such payment plus a further payment or payments so that the net amount received (actually or constructively) by such Person, after deducting from such payments the amount of all Taxes imposed on such Person by any government or taxing authority with respect to such payments (net of any current credits, deductions or other Tax benefits arising from the actual or constructive payment by such Person of any amount, including Taxes, with respect to the payment received or arising by reason of the receipt or accrual (computed at the highest marginal rate then applicable to such Person) by such Person of the payment received) is equal to the original payment required to be received.

“Aircraft” means the Airframe together with the two Engines referenced in the Mortgage Supplement relating to the Airframe (or any Replacement Engine substituted therefor) and including buyer furnished equipment, whether or not such Engines are installed on the Airframe or any other airframe, and, where the context permits, all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect to the foregoing property.

“Aircraft Purchase Agreement” means the Purchase Agreement (15 Boeing 717-200 Aircraft), dated as of June 27, 2011, entered into among the Seller, Wells Fargo Bank Northwest, National Association, BCC Equipment Leasing Corporation, MDFC Spring Company and the Borrower, including for the avoidance of doubt all attachments, exhibits and schedules thereto.

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“Aircraft Manufacturer” means The Boeing Company, in its capacity as manufacturer of the Aircraft.

“Airframe” means:  (i) the Boeing 717-200 aircraft (excluding Engines or engines from time-to-time installed thereon) specified by United States Registration Number and Manufacturer’s Serial Number in a particular Mortgage Supplement relating to this Mortgage; (ii) any and all related Parts; and (iii) any Replacement Airframe while may from time to time be substituted for the Airframe then subject to this Mortgage pursuant to Section 5.01(b) hereof.

“Assigned Warranties” means all right, title and interest of the Borrower in, to and under such warranties as may exist from time to time with respect to the Airframe and/or the Engines.

“Aviation Authority”  means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Governmental Body under and in accordance with Section 3.01(b), such other Governmental Body.

“Aviation Law” means the Federal Aviation Act, or such other applicable law of any jurisdiction in which the Aircraft is registered.

“Bills of Sale” means the FAA Bill of Sale and a Warranty Bill of Sale in favor of Borrower in respect of the Aircraft.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, New York and Honolulu, Hawaii.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment that were signed in Cape Town, South Africa on November 16, 2001, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications and revisions thereto, as in effect under the laws of the United States of America as a contracting state.

“Certificate Register” has the meaning specified in Section 2.06 of the Mortgage.

“Change in Law” means the occurrence, after the date of the Facility Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Civil Reserve Air Fleet Program” or “CRAF” means the Civil Reserve Air Fleet Program administered by the U.S. Government or any substantially similar program.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” has the meaning specified in Section 1 of the Facility Agreement.

“Commitment Termination Date” has the meaning specified in Section 1 of the Facility Agreement.

“Default” means any event which with the giving of notice or the lapse of time or both if not timely cured or remedied would become an Event of Default pursuant to Article VIII of the Mortgage.

“Delivery Date” means the date of the initial Mortgage Supplement for the Aircraft, which date shall be the date the Loan Participant delivers the Loan in respect of the Aircraft to or for account of the Borrower.

“DERA” means a deregistration power of attorney in respect of the Aircraft by a Lessee in favor of the Mortgagee (if applicable).

“Dollars”, “Dollar” and “$” means the lawful currency of the United States of America.

“Engine” means (i) each of the two Rolls Royce Deutschland Ltd & Co KG model BR700-715 engines listed by Manufacturer’s Serial Numbers in the initial Mortgage Supplement for the Aircraft, whether or not from time to time installed on the Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any Engine pursuant to the terms hereof; and (iii) in each case, any and all related Parts.  The term “Engines” means, as of any date of determination and in respect of the Airframe or Aircraft, both Engines then subject to the lien hereof and relating to the Aircraft or Airframe.  An Engine is “related” to the Airframe/Aircraft in respect of which it shares a common Mortgage Supplement.  Except as otherwise set forth herein, at such time as a Replacement Engine shall be substituted for an Engine pursuant to the terms hereof, such replaced Engine shall cease to be an Engine hereunder.

“Engine Manufacturer” means Rolls Royce Deutschland Ltd & Co KG.

“Event of Default” has the meaning specified in Article VIII of the Mortgage.

“Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:  (i) the loss of such property, or of the use thereof, due to the destruction of or damage to such property which renders repair uneconomical or which renders such property permanently unfit for normal use by the Borrower for any reason whatsoever; (ii) any damage to such property which results in the receipt of insurance proceeds with respect to such property on the basis of an actual, constructive or compromised total loss; (iii) theft, hijacking or disappearance of such property for a period in excess of 180 days (or, if earlier, the date on which the Borrower has confirmed to the Mortgagee in writing that it cannot

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recover such property); (iv) the confiscation, condemnation, or seizure of, or requisition of (x) title to such property by any governmental or purported governmental authority or (y) use by any governmental or purported governmental authority for a period in excess of 90 consecutive days (other than a requisition of use by the government of the United States of America or any agency or instrumentality thereof which bears the full faith and credit of the government of the United States of America and such requisition for use is for a period in excess of 180 consecutive days); (v) as a result of any law, rule, regulation, order or other action by the FAA or other similar governmental body of the government of registry of the Aircraft having jurisdiction, use of such type of property in the normal course of the business of air transportation shall have been prohibited for a period of twelve consecutive months; and (vi) any event treated as an Event of Loss pursuant to Section 3.03(d).

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the related Airframe.

“Excluded Parts” means any audio-visual, entertainment, telephonic or other passenger convenience equipment owned by third parties (or owned jointly by the Borrower and others) and leased or otherwise furnished to the Borrower in the ordinary course of business.

“Excluded Taxes” means, with respect to a Tax Indemnitee or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income or capital (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes) and branch profits Taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of a Loan Participant, its Facility Office in such jurisdiction and (b) in the case of a Non-U.S. Loan Participant, (i) any U.S. federal withholding Tax that is imposed on amounts payable to such Non-U.S. Loan Participant at the time such Non-U.S. Loan Participant becomes a party to the Facility Agreement (or designates a new Facility Office), except (x) to the extent that such Non-U.S. Loan Participant (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Facility Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to paragraph (d) of Schedule III to the Facility Agreement or (y) if such Non-U.S. Loan Participant is an assignee pursuant to a request by the Borrower under paragraph (d)(ix) of Schedule III to the Facility Agreement or pursuant to any other request of the Borrower, or pursuant to any other provision in any Operative Document, or (ii) is attributable to such Non-U.S. Loan Participant’s failure to comply with paragraph (d)(iii) or (d)(iv) of Schedule III to the Facility Agreement and (c) in the case of any Tax Indemnitee, any U.S. federal withholding Tax that is imposed on amounts payable to such Tax Indemnitee under Section 1471 of the Code or under Section 1472 of the Code attributable to such Tax Indemnitee’s failure to comply with the requirements of Section 1472 of the Code.

“Existing Lease” means certain Lease Agreement N488HA, dated as of December 22, 2008, as supplemented by that certain Lease N488HA Supplement No. 1, dated December 24, 2008 (as the same may be further amended, supplemented or otherwise modified from time to time), pursuant to which Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee has leased the Aircraft to the Borrower.

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“Expense” or “Expenses” means any and all liabilities, losses, damages, penalties, claims, actions, suits, out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of whatever kind and nature but excluding internal costs and expenses such as salaries, any amounts that would be included in Prepayment Amount, and overhead of whatsoever kind and nature.

“FAA Bill of Sale” means, for the Aircraft (if FAA-registered), a bill of sale on AC Form 8050-2 or such other form as may be approved by the FAA in favor of the Borrower from the Seller in respect of the Aircraft.

“FAA War Risk Policy” is defined in paragraph C(2) of Schedule 1 to the Mortgage.

“Facility Agreement” means that certain Facility Agreement [Hawaiian 717-200 [55001]], dated as of June 27, 2011, between the Borrower and the Loan Participant, as such Facility Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

“Facility Office” means the office or offices notified by a Loan Participant to the Mortgagee and the Borrower in writing on or before the date it becomes a Loan Participant (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Federal Aviation Act” means part A of subtitle VII of Title 49 of the United States Code, or any successor provision.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

“Federal Reserve Bank” means any Federal Reserve Bank of the United States.

“FedWire” means the funds transfer system used to transfer reserve balances for immediately available credit among the member banks of the United States Federal Reserve System.

“Fixed Rate” is defined in Schedule 5 to the Mortgage.

“Foreign Air Carrier” means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, the Airframe and/or any Engine to standards which are approved by, or which are substantially equivalent to those required by, the FAA, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l’Aviation Civile of the French Republic, the Luftfahrt-Bundesamt of the Federal Republic of Germany, the Nederlandse Luchtvaart Authoriteit of the Kingdom of the Netherlands, the Ministry of Transportation of Japan, the Federal Ministry of Transport of Canada, the Office Federal de l’Aviation Civile of the Swiss Confederation, the Civil Aviation Safety Authority of Australia, the Federal Ministry of Transport, Innovation and Technology of Austria, the Service Public Fédéral Mobilité et Transports of Belgium, the Civil Aviation Authority of Denmark, the Irish Aviation Authority, Ente Nazionale per l’Aviazione Civile (Italy), the Civil Aviation Authority of New Zealand, the Civil Aviation Authority of Norway or

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the Swedish Transport Agency (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

“Funding Date” has the meaning specified in Section 2(b) of the Facility Agreement.

“GAAP” means (a) generally accepted accounting principles applicable in the United States of America as in effect from time to time or (b) International Financial Reporting Standards and International Accounting Standards (and interpretations thereof) published by the International Accounting Standards Board, as in effect at the relevant time, and, in each case as applied by the Borrower in the preparation of its public financial statements.

“Governmental Body” means (a) any federal, state or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

“Holder” means, at any time, any holder of one or more Loan Certificates.

“Holdings” means Hawaiian Holdings, Inc., a Delaware corporation.

“Illegality Event” means the occurrence of any of the following events or circumstances:

(a)           it becomes unlawful or contrary to any applicable law for any party to any of the Operative Documents to perform any of its material obligations under the Operative Documents and/or to continue as a party to any of the Operative Documents; or

(b)           all or any material part of any Operative Document becomes void, illegal, invalid, unenforceable or of limited force and effect.

“Inchoate Liens” mean any Permitted Lien of the type described in clauses (i), (ii), (iii), (v) or (vi) of Section 7.01, except that “Inchoate Liens” shall not include any such Lien that is a Lien of record, whether filed with the FAA or any other applicable aviation authority, filed pursuant to the Uniform Commercial Code in any applicable jurisdiction or registered with the International Registry.

“Indemnitee” or “Indemnitees” means the Loan Participants, the Mortgagee and each of their respective affiliates, officers, directors, agents, employees and servants and the respective successors and assigns of each of the foregoing.

“Interest Payment Date” means, each monthly anniversary date of the Funding Date (or if there is no comparable day in any applicable month, the last day of such month); provided that, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Interest Payment Date shall be the next preceding Business Day.  The Interest Payment Dates shall be the dates specified in the

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amortization schedule relating thereto attached to the Mortgage Supplement (subject to modification by the above proviso).

“Interest Period” means (a) initially, the period commencing on the Funding Date for the Aircraft and ending on the first Interest Payment Date thereafter and (b) thereafter, each successive one month (or other applicable) period commencing on the final day of the preceding Interest Period and ending on the next succeeding Interest Payment Date; provided that, for interest accrual purposes only, there shall be no adjustment for period end dates as provided in the definition of Interest Payment Date.

“international interest” is defined in the Cape Town Convention.

“International Registry” is defined in the Cape Town Convention.

“Lease” means any lease agreement permitted by the terms of Section 3.03 hereof.

“Lease Assignment” means, for any Lease with a term exceeding 12 months (including mandatory renewals and extensions), an instrument evidencing the collateral assignment thereof in favor of the Mortgagee, which shall be (together with any associated Lessee consent) in for and substance reasonably satisfactory to the Loan Participants.

“Lessee” means any lessee under a Lease.

“Lien” means any mortgage, pledge, lien, claim, encumbrance, lease, security interest or other lien of any kind on property.  “Lien” shall include any interest registered on the International Registry other than the Borrower’s ownership interest registered on the International Registry as a contract of sale with respect to the Aircraft.

“Loans” means the loan(s) made by the Loan Participant to the Borrower pursuant to Section 2 of the Facility Agreement.

“Loan Certificate” means a loan certificate issued pursuant to Section 2.02 of this Mortgage and any such certificates issued in exchange or replacement therefor pursuant to Section 2.06 or 2.07 of this Mortgage.

“Loan Participant” means each Holder initially a party to the Facility Agreement, and its successors and permitted assigns.

“Loan Participant Lien” means any Lien which arises from acts or claims against a Loan Participant.

“Maintenance Program” means the maintenance program for the Aircraft of the Borrower (or any applicable Lessee) which is approved by the aviation authority in the country of registry of the Aircraft.

“Majority in Interest of Holders” means, as of any date of the determination thereof, (i) if no amount in respect of any Loan is then outstanding, a Loan Participant or Loan Participants whose Commitments aggregate more than fifty per cent (50%) of the aggregate

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Commitments of all Loan Participants, or (ii) otherwise, the Holders of more than 50% in aggregate outstanding principal amount of all Loan Certificates.  For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of any Loan Certificates, there shall be excluded all Loan Certificates, if any, held by the Borrower or any Affiliate thereof.

“Material Adverse Change” means a material adverse change in the Borrower’s financial condition that, in the opinion of the Majority in Interest of Holders, materially adversely affects the Borrower’s ability to perform its obligations under the Operative Documents.

“Maturity Date” means the final Interest Payment Date set forth on Schedule 1 or Schedule 2 to the initial Mortgage Supplement relating to, and on the Loan Certificates.

“Mortgage” and “this Mortgage” mean this Mortgage and Security Agreement [Hawaiian 717-200 [55001]], including any Mortgage Supplement and each other supplement from time to time entered into pursuant hereto.

“Mortgage Documents” means, collectively, this Mortgage, and the Mortgage Supplement.

“Mortgage Estate” means the “Mortgage Estate” as defined in the Granting Clause hereof.

“Mortgage Supplement” means a supplement to this Mortgage substantially in the form of Exhibit A, which shall particularly describe the Airframe and associated Engines, or any Replacement Airframe or Replacement Engine, included in the property of the Borrower covered by this Mortgage, or any other supplement hereto.

“New 717 Leases” shall mean the lease agreements relating to three Boeing model 717 Aircraft bearing serial numbers 55181, 55175 and 55184, respectively, to be entered into between Borrower, as lessee, and Wells Fargo National Bank Northwest, National Association, not in its individual capacity but solely as owner trustee of trusts beneficially owned by BCC Equipment Leasing Corporation, as lessor.

“Non-U.S. Loan Participant” means a Loan Participant that is not a “United States person” as such term is defined in Section 7701(a)(30) of the Code.

“Non-U.S. Person” means any Person other than (i) a citizen or resident of the United States of America (for purposes of this definition, the “United States”), (ii) a corporation, partnership, limited liability company or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income.

“Obsolete Part Amount” has the meaning specified in Section 1 of the Facility Agreement.

“OECD” means the Organization of Economic Cooperation and Development.

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“Operative Documents” means the Facility Agreement, the Mortgage, the Mortgage Supplement, the Loan Certificates and the DERA (if applicable), and any amendments or supplements of any of the foregoing.

“Original Amount” with respect to a Loan Certificate, means the stated original principal amount of such Loan Certificate.

“Original Financial Statements” means the audited consolidated financial statements of Holdings for the fiscal year ended December 31, 2010 and the unaudited consolidated financial statements of Holdings for the fiscal quarter ended March 31, 2011.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than Engines or engines and Excluded Parts), which are from time to time incorporated or installed in or attached to the Airframe or any Engine and all such items which are subsequently removed therefrom so long as the Lien of this Mortgage shall cover the same pursuant to the terms hereof.

“Past Due Rate” means the Fixed Rate plus [**]; provided that in each case such rate shall not exceed the maximum interest rate permitted by law.

“Payment Office” means the bank and account number referred to in Schedule I to the Facility Agreement.

“Permitted Investment” means each of (i) obligations of, or guaranteed by the U.S. Government or agencies of either thereof entitled to the full faith and credit of the U.S. Government, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any member of the European Union rated at least P-1 or its equivalent by Moody’s Investors Service Inc. (“Moody’s”) or at least A-1 or its equivalent by Standard & Poor’s (“S&P”), (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or any member of the European Union or of any political subdivision thereof having a combined capital and surplus in excess of $250,000,000.00 which banks or their holding companies have a rating of A or its equivalent by Moody’s or S&P; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank’s capital and surplus, (iv) repurchase agreements with any financial institution meeting the standards set forth in clause (iii) above with any of the obligations described in clauses (i) through (iii) as collateral, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s, and (vi) shares of any money market mutual fund that (A) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (vi) above, (B) has net assets of not less than $500,000,000, and (C) has the highest rating obtainable from either S&P or Moody’s; provided that any such investment shall be denominated in Dollars and shall mature within 30 days from the date of making such investment.

“Permitted Lessee” means (i) any United States air carrier as to which there is in force at the time of entering into such sublease or other transfer a certificate issued pursuant to 49

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U.S.C. 44705 or any successor provisions that give like authority; (ii) any foreign air carrier that is principally based in a country listed in Schedule 2 to the Mortgage or in any other country approved by the Mortgagee (which approval shall not be unreasonably withheld); (iii) the U.S. government or any political subdivision, instrumentality or agency thereof or the government of the country in which the Aircraft is registered or any political subdivision, instrumentality or agency thereof; or (iv) any major aircraft or engine manufacturer or affiliate thereof; provided in the case of an affiliate, the manufacturer guarantees the obligations of such affiliate.

“Permitted Lien” means any Lien permitted under Section 7.01.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Amount” means, with respect to any prepayment of a Loan Certificate, or portion thereof, the cost and economic loss incurred by the Holder of such Loan Certificate, as a result of such prepayment, which shall be calculated by reference to (i) the excess, if any, of the present value of the remaining payments under such Loan Certificate, discounted at a rate equal to the published contract maturity rate for U.S. Treasury securities or the daily treasury yield curve for a maturity equal to the remaining average weighted life of such Loan Certificate, as determined by the Loan Participant, over the principal amount of such Loan Certificate being prepaid and (ii) the cost to such Holder of replacing any long term funding arrangements entered into by such Holder (based upon any increase such Holder’s funding costs from the date such Holder acquired its Loan Certificate and the date of such prepayment).  In no event shall the Prepayment Amount be less than zero.

“Related Aircraft” means each Boeing 717-200 aircraft listed on Schedule 4 hereto, which is subject to the security interest of the Related Mortgage.

“Related Event of Default” means an “Event of Default” under and as defined in the Related Mortgage.

“Related Loan Agreement” means each Facility Agreement pursuant to which the Loan Participant has financed Borrower’s acquisition of a Related Aircraft; provided, that, any such agreement shall cease to be a “Related Loan Agreement” when the Related Mortgage for the applicable Related Aircraft ceases to be a “Related Mortgage.”

“Related Loan Certificates” means the Loan Certificates issued under the Related Loan Agreements.

“Related Mortgage” means each Mortgage and Security Agreement between the Borrower and the Mortgagee pursuant to which Borrower has granted a security interest over a Related Aircraft (and related collateral), to secure Borrower’s applicable Related Secured Obligations; provided that such agreement shall cease to be a “Related Mortgage” (and all provisions in this Mortgage relating to any Related Event of Default or Related Secured Obligations by reference to such Related Mortgage shall cease to be of any force and effect) if the Loan Participant on the Delivery Date (and/or any of its Affiliates) shall not hold, collectively, at least (i) 50% of the Loan Certificates and (ii) 50% of the “Loan Certificates” under and as defined under such Related Mortgage.

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“Related Secured Obligations” means the “Secured Obligations” under and as defined in each Related Mortgage.

“Replacement Aircraft” means any aircraft substituted for the Aircraft pursuant to Section 10.01.

“Replacement Airframe” means any airframe substituted for the Airframe pursuant to Section 10.01.

“Replacement Engine” means any engine substituted for an Engine pursuant to Section 10.01.

“Responsible Officer” means, with respect to the Borrower, any corporate officer who, in the normal performance of his or her responsibilities, with respect to the subject matter of any covenant, agreement or obligation of the Borrower pursuant to any Operative Document, would have responsibility for and knowledge of such matter and the requirements of any Operative Document with respect thereto.

“Secured Obligations” has the meaning set forth in the Granting Clause of this Mortgage.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning specified in the second whereas clause of the Facility Agreement.

“Special Default” means an Event of Default or a Default under any of Section 8.01, 8.02, 8.06 or 8.07.

“Stipulated Insured Amount” means, as of any date of determination, an amount equal to 115% of the aggregate principal amount then outstanding on the Loan Certificates.

“Subsidiary” means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person and/or by one or more other Subsidiaries.

“Tax” means all present and future fees (including, without limitation, license, documentation and registration fees), taxes, levies, imposts, withholdings, deductions, duties or charges of any nature whatsoever, and wheresoever imposed or withheld, including (without limitation) value added tax or any other tax in respect of added value  (including, without limitation, goods and services, sales and harmonized sales taxes) and any franchise, transfer, sales, use, business, occupation, excise, income, gross receipt, personal property, real property, stamp or other tax, in each case imposed by any taxing or governmental authority or agency, together with any penalties, additions to tax, fines or interest thereon (and “Taxes” and “Taxation” shall be construed accordingly).

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“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Indemnitee” means the Mortgagee, the Loan Participants, and the respective successors and permitted assigns of each of the foregoing Persons and shall also include any combined, consolidated or affiliated tax group of which any such person is or shall become a member and any member of such group.

“U.S. Air Carrier” means any United States air carrier which is a “citizen of the United States” (as defined in 49 U.S.C. § 40102(a)(15)) holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States of America, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Operative Documents.

“Unscheduled Prepayment” means any voluntary or required payment or prepayment of all or any part of a Loan on any date other than a payment of the scheduled principal payments thereon on any Interest Payment Date or the Maturity Date.

“War Risk Insurance” has the meaning assigned to such term in Paragraph C of Schedule 1 to the Mortgage.

“Warranty Bill of Sale” means, for the Aircraft, a full warranty bill of sale in favor of the Borrower from the Aircraft Manufacturer in respect of the Aircraft.

“Wet Lease” means any arrangement whereby the Borrower or any Lessee agrees to furnish the Aircraft, Airframe or Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be under the operational control, and full ownership, of the Borrower or such Lessee and shall be maintained, insured and otherwise used and operated in accordance with the provisions hereof, provided that such insurance with respect to legal liabilities for passenger and cargo may be on a contingent basis for the duration of any such arrangement as long as such wet lessee under such arrangement maintains primary coverage for such insurance in favor of the Mortgagee and the Borrower in accordance with the terms and conditions of this Mortgage, provided further that the Borrower’s obligations under this Mortgage (except with respect to legal liability insurance as set forth in the preceding proviso) shall continue in full force and effect notwithstanding any such arrangement and the Aircraft remains registered in the United States.

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